QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Global ePoint, Inc.
(Name of Registrant as Specified in Its Charter)
N.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	3) Filing Party:
	(4)	Date Filed:

To Our Shareholders:

You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Global ePoint, Inc. to be held at the Corporate Office of Global ePoint, Inc. located at 1370 W. San Marcos Blvd., Suite 100, San Marcos, CA 92069, Friday, December 14, 2001 at 10:30 a.m. local time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. A proxy, as well as a copy of the Company's Form 10-KSB for the year ended December 31, 2000 and the Form 10-QSB for the quarter ended June 30, 2001 are included along with the Proxy Statement. These materials are being sent to shareholders on or about November 14, 2001. During the meeting, we will also report on the operations of the Company and the changes since our last Annual Meeting.

It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend. Accordingly, please take a moment now to complete, sign, date and mail the enclosed proxy.

Thank you for your support and we look forward to seeing you at the meeting.

Sincerely,

Frederick Sandvick
Chairman of the Board and
Chief Executive Officer
November 10, 2001

Global ePoint, Inc.
1370 W. San Marcos Blvd., Suite 100
San Marcos, California 92069
(760) 510-4900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 14, 2001

The Annual Shareholders' Meeting (the "Meeting") of Global ePoint, Inc. will be held at the Corporate Office of Global ePoint, Inc. located at 1370 W. San Marcos Blvd., Suite 100, San Marcos, California 92069 on Friday, December 14, 2001 at 10:30 a.m. local time, for the purpose of considering and acting upon:

  (1)
  The election of four directors to serve as the Board of Directors until the next annual meeting of Shareholders and their successors are elected and qualified;

  (2)
  A proposal to ratify the appointment of Rothstein, Kass & Co., P.C. as Global ePoint, Inc.'s independent auditors for the current fiscal year.

  (3)
  Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The board of directors has fixed the close of business on November 4, 2001 as the record date for determining shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting and any adjournment thereof.

                      Sincerely,

                      Frederick Sandvick
                      Chairman of the Board and
                      Chief Executive Officer
                      November 10, 2001

YOUR VOTE IS IMPORTANT WHETHER OR NOT YOU PLAN
TO ATTEND THE MEETING. THEREFORE, YOU ARE URGED
TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED
PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND
THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY
AND VOTE IN PERSON IF YOU SO DESIRE.

GLOBAL ePOINT, INC.

PROXY STATEMENT

Annual Meeting of Stockholders

GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Global ePoint, Inc. (the "Company") of proxies to be voted at its Annual Meeting of Shareholders (the "Meeting") to be held on December 14, 2001 and at any adjournment thereof.

    The Board requests that all shareholders complete the enclosed proxy card and sign, date and return it as promptly as possible. Since many shareholders cannot personally attend, it is necessary that a large number be represented by proxy. The holders of record of a majority of the outstanding shares must be represented in person or represented by proxy at the Annual Meeting in order to hold the Meeting.

    Any shareholder returning a proxy may revoke it by casting a ballot at the Meeting. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board of Directors' recommendations.

    The Company's Bylaws require an affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote for approval of each item listed on the proxy card and described herein, unless otherwise indicated.

    At November 4, 2001, the record date, there were 4,305,496 shares of the Company's Common Stock outstanding and entitled to one vote each at the Annual Meeting. These shares were registered in the names of 314 shareholders and were owned beneficially by approximately 1,700 shareholders. As of September 30, 2001 Frederick Sandvick was the beneficial owner of 866,668 shares. The Company knows of no other person or group who is beneficial owner of more than 5% of its issued and outstanding common stock.

    This proxy statement is being mailed on or about November 14, 2001.

PROXY ITEM NO. 1

ELECTION OF DIRECTORS

    Four (4) directors are to be elected at the Annual Meeting to hold office from their election until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. The following nominees have been proposed by the Board of Directors.

    The Board of Directors recommends a vote FOR the election of these nominees.

    Frederick Sandvick has been Chairman of the Board and Chief Executive Officer of the Company since January 1996. Mr. Sandvick is President and principal stockholder of Vanguard Strategies, Inc., a privately held strategic planning company he founded. From 1990 to 1995, Mr. Sandvick was Executive Vice President and Chief Financial Officer of Jackpot Enterprises, Inc., a New York Stock Exchange listed company in the gaming/entertainment industry. Mr. Sandvick is a licensed attorney and certified public accountant. Mr. Sandvick is the half brother of John Olbrich. Mr. Sandvick is 43 years old.

    John H. Olbrich has been the owner and President of U.S. Mortgage Bankers Corporation, a residential mortgage brokerage firm, since 1991. Mr. Olbrich has been in the real estate mortgage business for approximately 12 years. Mr. Olbrich was appointed to the Board in July 1996. Mr. Olbrich is Mr. Sandvick's half brother. Mr. Olbrich is 39 years old. See "Certain Relationships and Related Transactions", herein.

    Keith Cannon has been a securities branch manager at Wilson-Davis and Company since 1993 where he has supervised trading with a variety of domestic and international clients. Mr. Cannon has served as a financial and corporate financial consultant for various publicly held companies for over 25 years. Mr. Cannon was appointed to the Board in August 2000. Mr. Cannon is 61 years old.

    Gordon T. Graves has been Chairman of the Board and Director of Multimedia Games, Inc. since 1991 and has been Chief Executive Officer since September 1994. Since December 1993 and from 1989 to 1990, Mr. Graves has been the President of Graves Management, Inc., a management consultant and investment company. From 1992 through December 1993, Mr. Graves was President and Chief Executive Officer of Arrowsmith Technologies, Inc. ("Arrowsmith"), a computer systems company. From 1991 to 1993, Mr. Graves was employed by KDT Industries, Inc., a high-tech manufacturing and services company and an affiliate of Arrowsmith, as, successively, Vice President of Corporate Development and President. From 1987 to 1989, Mr. Graves was the Chairman of the Board of Directors of Gamma International Ltd. (currently American Gaming and Entertainment, Ltd., a company co-founded by him). Mr. Graves is 63.

Board Meetings and Committees of the Board

    The Board of Directors held fourteen meetings during 2000. Each director who served during 2000 attended 100% of the meetings of the Board of Directors and any committee, of which he was a member, held during his term in office.

    An Audit Committee was formed in 1993 and currently consists of Mr. Cannon, Mr. Graves and Mr. Olbrich. The Audit Committee reviews external and internal audit plans and activities, reviews the Company's annual financial statements, reviews the Company's system of internal financial controls and recommends to the Board the annual selection of independent auditors. A Compensation Committee was also formed in 1993 and currently consists of Mr. Cannon and Mr. Olbrich. The Compensation Committee is responsible for reviewing and establishing policy regarding salary and other forms of compensation for the Company's executive officers. During 2000, the Audit Committee held three meetings and the Compensation Committee held no meetings. Mr. Graves was elected to replace Mr. Arthur Lipper on the Audit Committee in December of 2000.

Audit Committee Report

    The Audit Committee of the Board of Directors (the "Committee") is made up of three directors, at least two of which are independent directors as defined in the Nasdaq Stock Market listing standards. Gordon Graves and Keith Cannon are considered independent directors as defined in the Nasdaq Stock Market listing standards and John Olbrich is not considered independent pursuant to those standards because he is the half brother of the Company's Chief Executive Officer.

    The Committee reviews the Company's financial reporting process on behalf of the Board of Directors in accordance with the Audit Committee Charter. Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the U.S.

    In this context, the Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication and Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90. In addition, the Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

  Audit Committee

  Gordon Graves, Chairman
  Keith Cannon
  John H. Olbrich

Audit Committee Charter

  Audit Committee Composition

    One committee of the Board of Directors will be known as the Audit Committee. Wherever possible, the Audit Committee members shall meet the qualification requirements of the Nasdaq National Exchange. When there is some doubt about independence on matters to be voted on by the Audit Committee, as when a member of the committee has a short-term consulting contract with a major customer, the director should recuse himself from any decisions that might be influenced by that relationship. The guidelines for determining independence of a member are attached as Exhibit 1 to this Charter. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have sophisticated accounting or related financial management expertise.

    Audit Committee members shall be appointed by the Board annually on or about the time of its annual shareholders' meeting (and at such other times as may be necessary to fill vacancies) and shall serve until their successors are duly elected. If an Audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee.

  Audit Committee Purpose

    The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the integrity of the Company's financial reporting process and systems of internal controls

  •
  Review, appraise and monitor the independence and performance of the Company's independent auditors.

  •
  Provide an avenue for open communication among the independent auditors, management and the Board of Directors.

  General Responsibilities

1.
The Audit Committee must report committee actions to the full Board of Directors and may make appropriate recommendations.

2.
The Audit Committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain, at the Company's expense, independent counsel, accountants or others it needs to assist in an investigation.

3.
The committee will meet at least three times each year, or more frequently if circumstances make that preferable. The Audit Committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An Audit Committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management as well as anyone in the organization.

4.
The committee will do whatever else the law, the company's charter or bylaws or the Board of Directors requires.

  Responsibilities for Engaging Independent Accountants

1.
The Audit Committee will select the independent accountants for company audits. The committee's selection is subject to approval by the full Board of Directors. The Audit Committee also will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

2.
The Audit Committee will confirm and assure the independence of the independent accountant, including a review of consulting services provided by the independent accountant and the fees paid for them.

3.
The Audit Committee will consider, in consultation with the independent accountant, the audit scope and procedural plans made by the independent accountant.

4.
The Audit Committee will listen to management and the primary independent auditor if either think there might be a need to engage additional auditors. The Audit Committee will decide whether to engage an additional firm and, if so, which one.

  Responsibilities for Reviewing the Annual External Audit and the Review of Quarterly and Annual Financial Statements

1.
The Audit Committee will ascertain that the independent accountant views the Board of Directors as its client, that it will be available to the full Board of Directors at least annually and that it will provide the committee with a timely analysis of significant financial reporting issues.

2.
The Audit Committee will ask management and the independent accountant about significant risks and exposures and will assess management's steps to minimize them

3.
The Audit Committee will review the following with the independent accountant:

a)
The adequacy of the company's internal controls, including computerized information system controls and security.

b)
Any significant findings and recommendations made by the independent accountant or internal auditing, together with management's responses to them.

4.
Shortly after the annual examination is completed, the Audit Committee will review the following with management and the independent accountant:

a)
The company's annual financial statements and related footnotes.

b)
The independent accountant's audit of and report on the financial statements.

c)
The auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates.

d)
Any serious difficulties or disputes with management encountered during the course of the audit.

e)
Anything else about the audit procedures or findings that Generally Accepted Accounting Standards requires the auditors to discuss with the committee.

5.
The Audit Committee will consider and review with management:

a)
Any significant findings during the year and management's responses to them.

  b)
  Any changes to the planned scope of management's internal audit plan that the committee thinks advisable.

6.
The Audit Committee will review annual filings with the SEC and other published documents containing the company's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements

7.
The Audit Committee will review the interim financial reports with management and the independent accountant.

8.
The Audit Committee may prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities and how the responsibilities were fulfilled.

  Periodic Responsibilities

1.
Review and, if required, update the committee's charter annually.

2.
Review pollicies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or the independent accountant.

3.
Review, with the independent accountant, the results of their examination of compliance with the company's code of conduct.

4.
Review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

5.
Meet with the independent accountant and management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed privately with the Audit Committee.

  Exhibit 1. Independence of Audit Committee Members Guidelines

    Certain relationships which might influence the "independence" of a member on certain matters voted on by the Audit Committee are if he or she:

  a)
  has been an officer or employee of the Company or its affiliates for the current or any of the past 3 years;

  b)
  has received over $60,000 of compensation from the Company or any of its affiliates in the previous fiscal year, except compensation for board service, tax-qualified retirement plan benefits or non-discretionary compensation;

  c)
  is an immediate family member of an individual employed as an executive officer of the Company or any of its affiliates in the current or any of the past 3 years;

  d)
  is a partner, controlling shareholder or executive officer of a business to whom the Company made, or from whom it received payments in excess of 5% of the consolidated gross revenues of either entity, or $200,000 if higher, in any of the past 3 years;

  e)
  is an executive of another entity if any of the company's executive served on that entity's compensation committee; or

  f)
  as otherwise set forth in applicable Nasdaq rules.

Compensation of Directors

    During 2000, 1999 and 1998 each outside director was automatically granted 3,334 shares of Global ePoint's stock pursuant to the July 26, 1996 amendment to the 1994 Stock Option Plan for Directors which provided a formula for granting options to outside directors. During 1999 and 1998, outside directors received additional options for 3,334 shares each in lieu of cash compensation as a director pursuant to amendments to the Directors Plan adopted on August 27, 1998 and July 29, 1999. During 2000, certain outside directors received additional options of 6,666 shares and all outside directors received additional options for 10,000 shares each in lieu of cash compensation as a director pursuant to an amendment to the Directors' Plan adopted on December 8, 2000.

1994 Stock Option Plan for Directors

    On April 21, 1994, Global ePoint adopted the 1994 Stock Option Plan for Directors (the "Directors' Plan") under which 175,000 shares of common stock may be issued to Directors of On-Point. Options issued under the Directors' Plan are non-qualified stock options. The Board of Directors, excluding outside Directors who are eligible for the Directors' Plan, subject to the provisions of the Directors' Plan, has authority to determine the outside Directors to whom Options will be granted, the time or times at which options will issue, the exercise price of granted options and any conditions for their exercise. The Directors' Plan requires that the exercise price of stock options be not less than the fair market value on the date of grant and that stock options expire not later than ten years from the date of grant. The Directors' Plan contains an anti-dilution provision whereby the shares of common stock, which underlie outstanding options, are increased proportionately in the event of a stock split or dividend. As of December 31, 2000, 96,670 options have been granted under this plan.

    On July 26, 1996, the Board amended the Directors' Plan to provide for the automatic issuance of options in order to satisfy the requirements of Securities and Exchange Commission Rule 16b-3. The Amendment provided for the automatic issuance of stock options for 3,334 shares to each outside director on July 26, 1996 and as of each June 30 thereafter. Also, each new outside director is automatically granted stock options for 3,334 shares as of the date of becoming a member of the Board, unless that date falls between April 1 and June 30 of any year. These options become exercisable six months after grant and expire three-years after date of grant. The exercise price is equal to the fair market value at date of grant, but not less than one dollar.

    On July 29, 1999, August 28, 1998 and August 27, 1997, the Board amended the Directors' Plan by modifying the formula for granting options to outside directors by providing for the annual grant of a stock options for an additional 3,334 shares in lieu of regular cash compensation for serving as director. These options become exercisable on the date of the next annual meeting of shareholders and have a three-year life. The one-dollar minimum purchase price was eliminated by an amendment dated May 31, 2000.

    On December 8, 2000, the Board amended the Directors' Plan by modifying the formula for granting options to outside directors as follows: (a) the number of stock options automatically issued as of each June 30 or as of the date of becoming a member of the Board as described above was kept at 10,000 shares even after the reverse stock split, (b) certain outside directors who had been on the Board for at least 3 months received a one-time additional grant of stock options for 6,666 shares, (c) similar to prior amendments, outside directors were issued stock options for 10,000 shares in lieu of regular cash compensation for serving from December 8, 2000 to the 2001 annual meeting of shareholders, and (d) provide for an exercise period of 5 years instead of 3 years for all options issued on December 8, 2000.

Ownership of Capital Stock by Directors and Executive Officers

    The following table sets forth, as of September 30, 2001, the shares of Global ePoint's Capital Stock beneficially owned by each 5% beneficial owner, by each Director or nominee, by each named executive officer individually, and by all Directors and executive officers as a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Of Class
Frederick Sandvick (2) 108 Ivy Street San Diego, CA 92101	866,668	17.6%
John H. Olbrich (3) 2928 Via Asoleado Alpine, CA 91901	93,889	1.9%
Keith Cannon (4) 2300 Shawn Court Carlsbad, CA 92008	107,467	2.2%
Gordon T. Graves 1604 Crested Butte Avenue Austin, TX 78757	20,000.4%
All directors and executive officers as a group (5 persons)	1,088,024	22.1%

(1)
Unless otherwise indicated, all shares are owned beneficially and of record.

(2)
Of the shares of common stock reflected in the table above, 163,334 are registered in Mr. Sandvick's name. The table also includes 620,000 shares of common stock issuable upon exercise of options, 83,334 shares of common stock issuable upon exercise of warrants held by Vanguard Strategies Inc., of which Mr. Sandvick is President and principal stockholder.

(3)
Of the shares of common stock reflected in the table above, 67,222 are registered in Mr. Olbrich's name. The table includes options to purchase 26,667 shares of common stock.

(4)
Of the shares of common stock reflected in the table above, 87,467 are registered in Mr. Cannon's name. The table includes options to purchase 20,000 shares of common stock.

Executive Compensation

    The following information relates to compensation of Global ePoint's Chief Executive Officer for Global ePoint's fiscal years ended December 31, 2000, 1999 and 1998. No other executive officer of Global ePoint received total annual salary and bonuses in excess of $100,000 during those fiscal years.

    The Compensation Committee did not have a substantial role in setting compensation in 2000, 1999 and 1998 because the Chief Executive Officer was engaged pursuant to an employment agreement, which fixed compensation. The role of the Compensation Committee and its policies will continue to increase as employment agreements expire and compensation packages are negotiated with key executives.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)(1)(2)	Restricted Stock Awards ($)	Securities Underlying Options/ SAR's(#)		Long-Term Incentive Plan Payouts($)	All Other Compensation ($)
Frederick Sandvick CEO	2000 1999 1998	6,923 138,461 176,909	(3) (3) (3)	0 0 0	0 59,000 70,006	0 0 0	0 83,333 96,667	(2)	0 0 0	0 0 0

(1)
Includes options to purchase 290,000 shares of common stock which vested pursuant to Mr. Sandvick's employment agreement, warrants to purchase 166,667 shares of common stock in connection with a guarantee of a performance bond in 1997 and warrants to purchase 233,333 shares of common stock in 1996 and 83,333 shares in 1997 granted to Vanguard Strategies, Inc. (see "Certain Relationships and Related Transactions" herein). The calculated fair value of the options and warrants described above included in "Other Annual Compensation" was $59,000 in 1999 and $70,006 in 1998.

(2)
Includes options to purchase 80,000 shares of common stock granted to Mr. Sandvick and options to purchase 16,667 shares of common stock granted to Vanguard Strategies, Inc (see "Certain Relationships and Related Compensation" herein); the options to purchase 16,667 shares of common stock to Vanguard Strategies, Inc. have been terminated.

(3)
While the terms of the employment contract called for an annual salary of $300,000, $300,000 and $255,000 in 2000, 1999 and 1998 respectively, only $6,923, $138,451 and $176,909 were paid to Mr. Sandvick in 2000, 1999 and 1998 respectively. Mr. Sandvick waived all accrued pay and bonuses as of December 31, 1999 and 2000.

Employment Agreements

    Mr. Sandvick serves as Chairman of the Board and Chief Executive Officer of Global ePoint pursuant to an employment agreement that commenced on January 9, 1996. The agreement has been extended and will terminate unless further extended or sooner terminated, on December 31, 2003. The term of the agreement is automatically extended annually for an additional year unless notice is given by either party that such party does not wish to extend the agreement term. The agreement provides for an annual base salary beginning with $180,000 through June 30, 1996 and with $30,000 annual increases thereafter. The agreement provides for an increase in the annual base salary to at least $300,000 per year if Global ePoint's pre tax income as defined, for any calendar year equals or exceeds $2 million. Mr. Sandvick is entitled to an annual bonus equal to 5% of the first $10 million of Global ePoint's pre tax income and 7% of Global ePoint's pre tax income in excess of $10 million. Pursuant to the agreement, on the commencement of employment Mr. Sandvick was granted a ten-year option to acquire 290,000 shares of Global ePoint's common stock at a price of $2.40 per share, such price representing the greater of (1) the closing price on the date of stock holder approval of the First Amendment to Global ePoint's 1994 Stock Option Plan or (2) the average of the closing sales price for the 20 trading days preceding the effective date of the agreement. One-third of the shares subject to the option award became exercisable on January 9, 1996 and one-third of the shares became exercisable over the next two years in equal annual increments. Mr. Sandvick is also entitled to participate in other employee benefit plans and Global ePoint is obligated to reimburse Mr. Sandvick for, or pay directly, the costs of a personal plan of disability providing for $15,000 per month disability benefits.

    The employment agreement with Mr. Sandvick also provides for severance upon termination by Global ePoint without cause or termination by Mr. Sandvick for "good reason" in the amount equal to the base salary Mr. Sandvick would have earned during the 36 month period commencing on the date of termination plus three times Mr. Sandvick's average annual bonus received over the prior three fiscal years. Mr. Sandvick would also have the right to receive all other benefits that would have been received under his employment arrangement for that 36-month period. Further, all shares underlying outstanding stock options granted to Mr. Sandvick would become fully exercisable for a period of 18 months after termination. Mr. Sandvick shall have "good reason" to terminate his employment if, among other events, (i) Global ePoint fails to comply with any material provision of the employment agreement; (ii) Global ePoint gives Mr. Sandvick notice of nonrenewable; or (iii) for any reason within one year following the occurrence of a change in control, as defined. Change in control occurs if (i) any person, excluding existing relationships, becomes the beneficial owner of securities representing 20% or more of the combined voting power of Global ePoint's then outstanding voting securities; (ii) a change occurs in the majority of the Board of Directors; (iii) the stockholders approve a merger in which at least 51% of Global ePoint's combined voting power is given to a new entity not in Global ePoint's control or the effect of such merger is that any person acquires 20% or more of the combined voting power of Global ePoint. Mr. Sandvick voluntarily reduced his salary in 1998, 1999 and 2000.

    In June 2001, as a result of the sale of the Company's core business on June 1, 2001, the Compensation Committee amended Mr. Sandvick's employment agreement to set his current base salary to $120,000 on an annual basis and to temporarily suspend the formula bonus arrangement. The amendment would be superceded by Mr. Sandvick's existing employment agreement once the Company commences a new business activity either through its own internal efforts or from a merger or acquisition. If the Company commences a new business activity that is satisfactory to the Compensation Committee, Mr. Sandvick would be paid a bonus of $300,000.

Option Exercises In Fiscal 2000 And Fiscal Year-End Option Values

    The following table presents certain information regarding stock option exercises during fiscal 2000.

			Number of Securities Underlying Unexercised Options/SARs at FY-End
					Value of Unexercised In-the-Money Options/SARs at FY-End
	Shares Acquired on Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frederick Sandvick	0	0	786,667	0	0	0

(1)
Includes options to purchase 290,000 shares of common stock which vested pursuant to Mr. Sandvick's employment agreement, warrants to purchase 166,667 shares of common stock in connection with a guarantee of a performance bond, options to purchase 163,333 shares of common stock pursuant to annual employee grants, and warrants to purchase 166,667 shares of common stock granted to Vanguard Strategies, Inc. (see "Certain Relationships and Related Transactions" herein).

Bonus Policy

    While Global ePoint has no established policy, other than as provided in the Chief Executive Officer's employment agreement, to award cash or stock bonuses to its officers, it may elect to pay bonuses to reward the performance of its officers. Global ePoint awarded cash bonuses of approximately $16 thousand to management personnel, other than Mr. Sandvick, in 1999. No cash bonuses were awarded in 2000.

Certain Relationships and Related Transactions

    On January 8, 1996, Global ePoint entered into an agreement with Vanguard Strategies, Inc. ("VSI"), a private strategic planning company, in which VSI would assist Global ePoint as its exclusive consultant for at least 120 days in negotiating debt and equity financing and in developing Global ePoint's strategic plans. Mr. Sandvick is the president and principal stockholder of VSI. In January 1996 VSI assisted Global ePoint in obtaining a $450,000 loan from U.S. Mortgage Bankers Corp. ("USMBC"). John Olbrich, the president of USMBC, is Mr. Sandvick's half-brother. As compensation for these services, VSI was granted warrants, subject to Global ePoint receiving financing of at least $1.5 million, to purchase up to 150,000 shares of common stock of Global ePoint at a price of $1.80 per share exercisable for five years. In July 1996, VSI was granted an additional warrant to purchase 83,333 shares of Global ePoint's common stock at a price of $2.07 pursuant to the extension of the USMBC promissory note under this agreement. In January 1997, VSI was granted an additional warrant to purchase 83,333 shares of Global ePoint's common stock at a price of $2.16 pursuant to the extension of the USMBC promissory note under this agreement.

    In connection with the engagement of VSI (an unaffiliated third party prior to entering into the agreement) to raise capital for Global ePoint and pursue other business restructuring alternatives and the continuing arrangements with Mr. Burr, VSI and Mr. Burr were provided an option to purchase 80% (40% each) of a subsidiary to be formed to carry on Global ePoint's international operations. The option was provided to VSI and Mr. Burr as an incentive for them to aggressively pursue international sales. However, on March 19, 1998 Global ePoint and VSI entered into an agreement whereby the original agreement with VSI referred to above was terminated. Pursuant to the termination agreement, VSI and Mr. Burr were each granted options to purchase 16,667 shares of Global ePoint's common stock at $8.64 per share, the closing market price of Global ePoint's common stock on such date. The options were to expire on December 31, 2002 and vest at the earlier on June 30, 2002 (subject to certain conditions) or March 31 following the fiscal year end during which cumulative gross revenues for fiscal years beginning in 1998 from Central and South America exceed $5,000,000; however, these options were subsequently terminated.

PROXY ITEM NO. 2

APPROVAL OF AUDITORS

    The Audit Committee has recommended that Rothstein, Kass and Company, P.C. be appointed as the Company's independent auditors for the current fiscal year. Representatives of the firm are expected to be present at the Annual Meeting and will be available to answer questions. If the shareholders do not ratify the appointment of Rothstein, Kass and Company, P.C. the Board of Directors will reconsider the appointment.

    The Board of Directors recommends a vote FOR approval of Rothstein, Kass and Company, P.C. as independent auditors for the current fiscal year.

    The Board of Directors knows of no other matters to be brought before the meeting. If matters other than the foregoing should arise at the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the person named in the proxy.

Compliance with Section 16(a) of the Exchange Act

    Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on reports and other information submitted by executive officers, directors and ten percent shareholders, the Company believes that during the year ended December 31, 2000, only one instance of late filing occurred. Charles Broz, the Company's Director of Finance, failed to timely file Form 3 ten days after his commencement of employment on October 16, 2000.

Shareholders' Proposals

    The Company welcomes comments or suggestions from its shareholders. In the event a shareholder desires to have a proposal formally considered at the 2002 Annual Shareholders' Meeting, and included in the Proxy Statement for that meeting, the proposal must be received in writing by the Company on or before July 12, 2002.

General

    The costs relating to this Proxy Statement, the Proxy and the Annual Meeting are being borne by the Company. In addition to solicitation by mail, employees of the Company may request the return of the proxies personally, by telephone or facsimile. The Company will, on request, reimburse brokers and their persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying materials and in obtaining authorization from beneficial owners of the Company's stock to execute proxies.

    The 2000 Annual Report on Form 10-KSB and the Form 10-QSB for the second quarter that ended on June 30, 2001 have been mailed with this Proxy Statement or previously delivered to shareholders and do not form a part of the material for the solicitation of proxies.

    Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it in the enclosed postage-paid envelope.

                      By order of the Board of Directors

                      Sincerely,
                      Frederick Sandvick
                      Chairman of the Board and
                      Chief Executive Officer
                      November 10, 2001

PROXY

GLOBAL ePOINT, INC.

Annual Meeting of Stockholders—December 14, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Frederick Sandvick and John Olbrich or either one of them acting in the absence of the other, with full power of substitution or revocation, proxies for the undersigned, to vote at an Annual Meeting of Stockholders of Global ePoint, Inc., (the "Company"), to be held at 10:30 a.m., local time, on Friday, December 14, 2001, at the offices of the Company, 1370 W. San Marcos Blvd., Suite 100, San Marcos, California 92069, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

(1)
ELECTION OF DIRECTORS

    Nominees: Frederick Sandvick, John Olbrich, Keith Cannon and Gordon Graves

FOR / /	AGAINST / /	ABSTAIN / /
(2)
APPROVAL OF AUDITORS

FOR / /	AGAINST / /	ABSTAIN / /

    All as set forth in the Proxy Statement, dated November 10, 2001.

    The shares represented by this proxy will be voted on Items 1 and 2 as directed by the stockholder, but if no direction is indicated, will be voted FOR Items 1 and 2.

    If you plan to attend the meeting please indicate below:

    I plan to attend the meeting / /

Dated:	2001

(Signature(s))

Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please date, sign and mail this proxy in the enclosed envelope, which requires no postage if mailed in the United States.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GLOBAL ePOINT, INC. PROXY STATEMENT Annual Meeting of Stockholders GENERAL INFORMATION
PROXY ITEM NO. 1 ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
PROXY ITEM NO. 2 APPROVAL OF AUDITORS
Compliance with Section 16(a) of the Exchange Act
Shareholders' Proposals
General
GLOBAL ePOINT, INC.
Annual Meeting of Stockholders—December 14, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS